Exhibit 10.2

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of the 13th day of October 2009 (the “Effective Date”), by and between Bristol Investment Fund, Ltd., a Cayman Islands company with a registered office at Caledonian House, 69 Roy’s Drive, P.O. Box 1043, Grand Cayman KY1-1102, Cayman Islands (“Buyer”) and Signature Exploration & Production Corp., a Delaware corporation (“Seller”).

WITNESSETH:

WHEREAS, the Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, a convertible demand promissory note in the principal amount of $15,000.00 (the “Note”) in the forth set forth on Exhibit A to this Agreement, for an aggregate purchase price of $15,000.00 (the “Purchase Price”);

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, Buyer and Seller agree as follows:

1.           Purchase of Note.  On the Closing Date, as defined below, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Seller agrees to sell, and the Buyer agrees to purchase, the Note.  The Buyer shall deliver to the Seller, via wire transfer or a certified check, immediately available funds equal to the Purchase Price and the Seller shall then deliver the originally executed Note to Buyer via overnight courier to the address specified by Buyer.   The Closing Date shall be the date that this Agreement is fully executed.

2.           Closing.  On the Closing Date, the parties shall perform, in order:

a)           Buyer shall deliver a fully executed copy of this Agreement;

b)           Seller shall deliver a fully executed copy of this Agreement;

c)           Buyer shall deliver to the Seller the Purchase Price via wire transfer or a certified check; and

d)           Seller shall deliver to Buyer an executed copy of the Note, with the originally executed Note to be delivered to Buyer via overnight courier within one (1) business day after the Closing Date to the address specified by Seller.

3.           Representations and Warranties of Seller.   Seller hereby represents and warrants to Buyer that the statements in the following paragraphs of this Section 3 are all true and complete as of the Effective Date and will be true and complete on the Closing Date as if made on and as of the Closing Date:

b)           Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to enter into this Agreement and perform its obligations hereunder, and has taken all action necessary to authorize the sale of the Note to be sold by it pursuant to this Agreement.

b)           This Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

4.           Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 4 are all true and complete as of the Effective Date and will be true and complete on the Closing Date as if made on and as of the Closing Date:

a)           Exempt Transaction. Buyer understands that the offering and sale of the Note is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

b)           Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to enter into this Agreement and perform its obligations hereunder, and has taken all action necessary to authorize the purchase of the Note to be purchased by it pursuant to this Agreement.

b)           This Agreement constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

5.           Governing Law; Jurisdiction. Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of New York.  Buyer and Seller hereby irrevocably and unconditionally submit for themselves and their property, to the nonexclusive jurisdiction of Federal and State courts of the State of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in New York, or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory).  If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses including but not limited to court costs incurred with the investigation, preparation and prosecution of such action or proceeding.

6.           Termination.  The parties may not, except for a material breach or failure of a condition or requirement, terminate this Agreement.

7.           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

8.           Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy or electronic copy in PDF format of this Agreement shall be deemed an original.

9.           Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

10.           Costs, Expenses.  Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

11.           Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both the Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.  All remedies, either under this Agreement, by law, or otherwise afforded the parties shall be cumulative and not alternative.

12.           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

13.           Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

14.           Further Assurances.   From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

15.           Term, Survival.  This Agreement is effective from the Effective Date hereof, and shall remain in effect until all the rights and obligations of the parties hereto have been fully performed.

16.           Notices.  All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

d)           if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission,

e)           if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and

f)           if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such person to the other person pursuant to notice given by such person in accordance with the provisions of this Section 16.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BUYER

BRISTOL INVESTMENT FUND, LTD.

By: /s/ Paul Kessler
Name: Paul Kessler
Title: Manager

SELLER

SIGNATURE EXPLORATION & PRODUCTION CORP.

By: /s/ Steven Weldon
Name: Steven Weldon
Title: Chief Financial Officer